Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES SECOND QUARTER 2018 FINANCIAL RESULTS INCLUDING
NET INVESTMENT INCOME OF $0.41 PER SHARE; THIRD QUARTER DIVIDEND OF $0.36 PER SHARE

SANTA MONICA, Calif., August 8, 2018 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), formerly known as TCP Capital Corp., a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the second quarter ended June 30, 2018 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended June 30, 2018 was $23.9 million, or $0.41 per share on a diluted basis, net of $0.10 per share in incentive compensation.

•	Net increase in net assets resulting from operations for the quarter ended June 30, 2018 was $4.1 million, or $0.07 per share.

•	Net asset value per share at June 30, 2018 decreased to $14.61 from $14.90 at March 31, 2018.

•	Total acquisitions during the quarter ended June 30, 2018 were $124.8 million and total dispositions were $113.3 million.

•
During the quarter ended June 30, 2018, we modified our TCPC Funding facility by lowering the interest rate to L + 2.00%, reducing the capacity to $300 million, and extending the maturity to May 2022. Additionally, we increased the capacity on our SVCP 2022 facility to $125 million.

•	On August 8, 2018, our board of directors declared a third quarter dividend of $0.36 per share payable on September 28, 2018 to shareholders of record as of September 14, 2018.

•
On August 1, 2018 Tennenbaum Capital Partners, LLC, our investment adviser (the "Advisor"), closed the previously announced transaction with BlackRock, Inc. ("BlackRock"), pursuant to which the Advisor merged with and into a wholly-owned subsidiary of BlackRock Capital Investment Advisors, LLC, an indirect wholly-owned subsidiary of BlackRock, with the Advisor being the surviving entity.

"We are pleased to have out-earned our dividend in the second quarter by $0.05 per share, demonstrating the earnings power of our portfolio. This marks the 25th consecutive quarter of out-earning our dividend," said Howard Levkowitz, BlackRock TCP Capital Corp. Chairman and CEO. "In the second quarter, we originated $125 million in loans, with net deployments of $11.5 million. Our robust direct origination platform allows us to source attractive investment opportunities, which enables us to grow our portfolio while remaining highly selective and disciplined. We are excited to move forward as part of the BlackRock family and believe the combination will further enhance our ability to deliver strong results for shareholders."

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2018, our investment portfolio consisted of debt and equity positions in 97 portfolio companies with a total fair value of approximately $1.61 billion. Debt positions represented approximately 95% of the portfolio at fair value, with 92% of the portfolio comprised of senior secured debt. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 5% of our investment portfolio.

As of June 30, 2018, the weighted average annual effective yield of our debt portfolio was approximately 11.6% and the weighted average annual effective yield of our total portfolio was approximately 11.3%.(1) As of June 30, 2018, approximately 92% of our debt portfolio at fair value had floating interest rates. As of June 30, 2018, part of our debt investment in one portfolio company was on non-accrual status, which represents 0.3% of our total portfolio at fair value.

During the three months ended June 30, 2018, we invested approximately $124.8 million, primarily in ten investments, comprised of six new and four existing portfolio companies. The investments were comprised of approximately $110 million in senior secured loans and $1 million in senior secured notes. The remaining $13.9 million represented equity investments comprised of $11.9 million of additional equity interests in a portfolio of debt assets, as well as $1.9 million in one warrant position and one common stock position received in connection with debt investments. Additionally, we received proceeds from sales and repayments of investment principal of approximately $113.3 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of June 30, 2018, total assets were $1,684.8 million, net assets applicable to common shareholders were $859.2 million and net asset value per share was $14.61, as compared to $1,665.6 million, $876.6 million, and $14.90 per share, respectively, as of March 31, 2018.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended June 30, 2018 was approximately $48.4 million, or $0.82 per share, including $0.05 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.05 per share from recurring original issue discount and exit fee amortization and $0.06 per share from recurring income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended June 30, 2018 were approximately $24.5 million, or $0.41 per share, including interest and other debt expenses of $10.1 million, or $0.17 per share and incentive compensation from net investment income of $6.0 million, or $0.10 per share. Excluding incentive compensation, interest and other debt expenses, annualized second quarter expenses were 3.8% of average net assets.

Net investment income for the three months ended June 30, 2018 was approximately $23.9 million, or $0.41 per share. Net investment income is net of incentive compensation, which was converted from a partnership profit allocation and distribution to a fee effective January 1, 2018. This conversion had no impact on the amount of the incentive compensation paid or services received by the Company.

Net realized gains for the three months ended June 30, 2018 were $0.7 million, or $0.01 per share. Net unrealized losses for the three months ended June 30, 2018 were $20.5 million, or $0.35 per share, comprised primarily of unrealized losses on four investments, $7.3 million on our investment in Kawa, $4.5 million on our investment in Real Mex, $3.3 million on our investment in AGY Holdings, and $3.0 million on our investment in Green Biologics.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended June 30, 2018 was $4.1 million, or $0.07 per share.
__________________________
(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2018, available liquidity was approximately $212.5 million, comprised of approximately $184.4 million in available capacity under our leverage program and $27.6 million in cash and cash equivalents, and approximately $0.5 million in net outstanding settlements.

The combined weighted-average interest rate on debt outstanding at June 30, 2018 was 4.24%.

Total debt outstanding at June 30, 2018 was as follows:

	Maturity	Rate	Carrying Value (1)	Available	Total Capacity
SVCP 2022 Facility	2022	L+2.25%	$56,594,600	$68,405,400	$125,000,000
2019 Convertible Notes ($108 million par)	2019	5.25%	107,252,661	—	107,252,661
2022 Convertible Notes ($140 million par)	2022	4.625%	137,689,395	—	137,689,395
2022 Notes ($175 million par)	2022	4.125%	174,466,117	—	174,466,117
TCPC Funding Facility	2022	L+2.00%(2)	236,000,000	64,000,000	300,000,000
SBA Debentures	2024−2028	2.63%(3)	98,000,000	52,000,000	150,000,000
Total leverage			810,002,773	$184,405,400	$994,408,173
Unamortized issuance costs			(7,908,543)
Debt, net of unamortized issuance costs			$802,094,230

(1)	Except for the convertible notes and the 2022 Notes, all carrying values are the same as the principal amounts outstanding.

(2)	Subject to certain funding requirements

(3)
Weighted-average interest rate on pooled loans, excluding fees of 0.36% or 0.35%. As of June 30, 2018, $15.0 million of the outstanding amount was not yet pooled, and bore interest at a temporary weighted-average rate of 2.72% plus fees of 0.35% through September 19, 2018, the date of the next SBA pooling.

On August 2, 2018, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the six months ended June 30, 2018, we repurchased 34,616 shares for a total cost of $0.5 million.

RECENT DEVELOPMENTS

On April 17, 2018, the Company announced that the Advisor entered into a definitive agreement with BlackRock, Inc., a Delaware corporation (“BlackRock”), pursuant to which the Advisor would be merged with and into a wholly-owned subsidiary of BlackRock Capital Investment Advisors, LLC, an indirect wholly-owned subsidiary of BlackRock, with the Advisor being the surviving entity after the merger (the “Transaction”). The closing of the Transaction, which occurred on August 1, 2018, resulted in an assignment for purposes of the 1940 Act, and a corresponding termination thereby, of the investment management agreement between the Company and the Advisor (the “Prior Agreement”). The Company entered into a new investment management agreement with the Advisor, effective as of August 1, 2018 (the “New Agreement”), to permit the Advisor to serve as investment adviser to the Company following the closing of the Transaction. Under the New Agreement, the (i) investment management services to be provided by the Advisor, (ii) base management fee and incentive compensation payable, (iii) allocation of expenses, (iv) indemnification provisions and (v) termination and amendment provisions are each substantially the same as those under the Prior Agreement. However, under the New Agreement, the Company is no longer required to invest substantially all its assets in the Operating Company.

Additionally, in connection with the closing of the Transaction (i) to fill a current vacancy on the Company’s board of directors, on July 31, 2018, the Company’s board of directors appointed Karyn Williams as an independent director, effective August 1, 2018, (ii) the Company changed its name from TCP Capital Corp. to BlackRock TCP Capital Corp. and amended its certificate of incorporation and bylaws, both effective as of August 1, 2018, for the sole purpose of effectuating the name change and (iii) the Operating Company (x)

on August 1, 2018, withdrew its election to be regulated as a business development company under the 1940 Act, (y) on August 1, 2018, withdrew the registration of its common limited partner interests under Section 12(g) of the Securities Exchange Act of 1934 and (z) on August 2, 2018, terminated its general partner and converted to a Delaware limited liability company.

On August 8, 2018, the Company’s board of directors declared a third quarter regular dividend of $0.36 per share payable on September 28, 2018 to stockholders of record as of the close of business on September 14, 2018.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Wednesday August 8, 2018 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 1992889 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Second Quarter 2018 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through August 15, 2018. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 1992889.

TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,452,595,680 and $1,356,459,251, respectively)	$1,458,709,634	$1,362,514,206
Companies 5% to 25% owned (cost of $103,360,166 and $84,153,698, respectively)	86,302,691	75,635,342
Companies more than 25% owned (cost of $105,735,255 and $106,543,799, respectively)	68,818,433	76,383,155
Total investments (cost of $1,661,691,101 and $1,547,156,748, respectively)	1,613,830,758	1,514,532,703

Cash and cash equivalents (including restricted cash of $0 and $798,108, respectively)	27,592,081	86,625,237
Accrued interest income:
Companies less than 5% owned	22,474,761	18,533,095
Companies 5% to 25% owned	861,969	817,984
Companies more than 25% owned	51,401	16,859
Receivable for investments sold	7,937,619	431,483
Deferred debt issuance costs	5,156,334	3,276,838
Prepaid expenses and other assets	6,848,396	5,188,169
Total assets	1,684,753,319	1,629,422,368

Liabilities
Debt, net of unamortized issuance costs of $7,908,543 and $8,624,072, respectively	802,094,230	725,200,281
Interest payable	8,253,435	7,771,537
Payable for investments purchased	7,457,273	16,474,632
Incentive compensation payable	5,986,557	5,983,135
Payable to the Advisor	—	800,703
Unrealized depreciation on swaps	—	603,745
Accrued expenses and other liabilities	1,779,534	1,860,209
Total liabilities	825,571,029	758,694,242

Commitments and contingencies (Note 5)

Net assets applicable to common shareholders	$859,182,290	$870,728,126

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 58,813,014 and 58,847,256 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	$58,813	$58,847
Paid-in capital in excess of par	1,038,362,686	1,038,855,948
Accumulated net investment income	7,596,139	4,443,768
Accumulated net realized losses	(139,315,939)	(139,390,703)
Accumulated net unrealized depreciation	(47,519,409)	(33,239,734)
Net assets applicable to common shareholders	$859,182,290	$870,728,126

Net assets per share	$14.61	$14.80

TCP Capital Corp.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Investment income
Interest income:
Companies less than 5% owned	$43,611,423	$40,928,239	$82,782,074	$75,635,842
Companies 5% to 25% owned	485,488	939,277	1,133,394	1,826,836
Companies more than 25% owned	549,004	586,976	1,829,619	263,458
Dividend income:
Companies less than 5% owned	—	16,627	—	16,627
Companies more than 25% owned	28,379	—	46,281	—
Lease income:
Companies more than 25% owned	74,457	74,457	148,914	148,914
PIK income:
Companies less than 5% owned	1,866,698	1,518,100	3,493,902	2,228,951
Companies 5% to 25% owned	1,326,720	874,624	2,425,678	1,713,488
Companies more than 25% owned	478,742	1,134,766	478,740	3,093,618
Other income:
Companies less than 5% owned	—	126,074	—	614,422
Companies 5% to 25% owned	—	31,486	297,356	31,486
Total investment income	48,420,911	46,230,626	92,635,958	85,573,642
Operating expenses
Interest and other debt expenses	10,104,153	7,895,627	19,746,047	15,650,654
Management and advisory fees	6,177,575	5,078,988	11,883,811	10,013,029
Incentive fee	5,986,557	N/A	11,377,835	N/A
Administrative expenses	597,232	566,703	1,194,464	1,133,406
Legal fees, professional fees and due diligence expenses	579,809	561,486	1,014,111	839,207
Director fees	176,767	148,040	333,583	308,009
Insurance expense	108,053	108,180	214,918	216,140
Custody fees	91,248	77,504	183,103	159,391
Other operating expenses	653,288	757,782	1,176,745	1,335,595
Total operating expenses	24,474,682	15,194,310	47,124,617	29,655,431

Net investment income	23,946,229	31,036,316	45,511,341	55,918,211

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	707,539	(1,789,103)	74,764	(6,876,561)
Net realized gain (loss)	707,539	(1,789,103)	74,764	(6,876,561)

Change in net unrealized appreciation/depreciation	(20,536,124)	(2,812,416)	(14,279,675)	1,805,081
Net realized and unrealized loss	(19,828,585)	(4,601,519)	(14,204,911)	(5,071,480)

Net increase in net assets from operations	4,117,644	26,434,797	31,306,430	50,846,731

Distributions of incentive allocation to the General Partner from:
Net investment income	N/A	(6,207,264)	N/A	(11,183,642)

Net increase in net assets applicable to common shareholders resulting from operations	$4,117,644	$20,227,533	$31,306,430	$39,663,089

Basic and diluted earnings per common share	$0.07	$0.35	$0.53	$0.72

Basic and diluted weighted average common shares outstanding	58,823,534	57,275,565	58,833,900	55,170,429

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risk Factors" section of the company's shelf registration statement declared effective on June 15, 2018, and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com